Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST ANNOUNCES MANAGEMENT CHANGE

Lexington, Mass., October 5, 2012 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced that Tamara Joseph, Senior Vice President and General Counsel, has resigned from the organization.  The company has initiated a search for Ms. Joseph’s successor.

“I want to thank Tamara for her leadership and significant contributions while serving as a member of our executive team over the past five years,” stated Mike Bonney, Cubist’s Chief Executive Officer. “Tamara’s leadership was critical to our successful efforts to build-out our legal function, settle our patent litigation with Teva Pharmaceuticals, and transform Cubist into a global leader in the acute care/hospital environment.  We wish her well in her future endeavors.”

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Contacts:

INVESTORS:	MEDIA:
Cubist Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre	Julie DiCarlo
Senior Director, Investor Relations	Senior Director, Corporate Communications
(781) 860-8533	(781) 860-8063
eileen.mcintyre@cubist.com	julie.dicarlo@cubist.com